Exhibit J

THIRD AMENDED AND RESTATED JOINT FILING AND SOLICITATION AGREEMENT

PURSUANT TO RULE 13d-1(k)

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Tax Free Fund for Puerto Rico Residents, Inc., a Puerto Rico corporation (the “Fund”);

WHEREAS, Ocean Capital LLC, a Puerto Rico limited liability company (“Ocean Capital”), William Heath Hawk, Ethan A. Danial, Brent D. Rosenthal and José R. Izquierdo II were parties to a Joint Filing and Solicitation Agreement dated April 4, 2022, pursuant to which, among other things, the parties agreed to form a group for the purpose of soliciting proxies for Ocean Capital’s nominees and proposal with respect to the Fund’s 2022 annual meeting of stockholders (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2022 Annual Meeting”);

WHEREAS, Ocean Capital LLC, William Heath Hawk, Ethan A. Danial, Brent D. Rosenthal, José R. Izquierdo II, Roxana Cruz-Rivera and Mojdeh L. Khaghan entered into that certain Amended and Restated Joint Filing and Solicitation Agreement dated March 17, 2023 (the “Amended and Restated Agreement”), pursuant to which the parties agreed to form a new group for the purpose of, among other things, seeking the enforcement of the results of the Fund’s 2022 Annual Meeting and soliciting proxies for Ocean Capital’s nominees and proposals with respect to the Fund’s 2023 annual meeting of stockholders (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2023 Annual Meeting”); provided, however, that (i) Messrs. Danial, Rosenthal and Izquierdo, as Ocean Capital’s nominees for the 2022 Annual Meeting, not be treated as “participants” (as such term is used in Instruction 3 to Item 4 of the Schedule 14A) in Ocean Capital’s solicitation of proxies for the 2023 Annual Meeting, and (ii) Mses. Cruz-Rivera and Khaghan, as Ocean Capital’s nominees for the 2023 Annual Meeting, not be treated as “participants” in Ocean Capital’s solicitation of proxies for the 2022 Annual Meeting;

WHEREAS, Ocean Capital LLC, William Heath Hawk, Ethan A. Danial, Brent D. Rosenthal, José R. Izquierdo II, Roxana Cruz-Rivera, Mojdeh L. Khaghan and Ian McCarthy entered into that certain Second Amended and Restated Joint Filing and Solicitation Agreement dated March 20, 2024 (the “Second Amended and Restated Agreement”), pursuant to which, the parties agreed to form a new group seeking enforcement of the results of the 2022 Annual Meeting and the 2023 Annual Meeting, and soliciting proxies for Ocean Capital’s nominees and proposals with respect to the Fund’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”); provided, however, that (i) Messrs. Rosenthal and Izquierdo, as two of Ocean Capital’s nominees for the 2022 Annual Meeting, not be treated as “participants” in Ocean Capital’s solicitation of proxies for the 2023 Annual Meeting or the 2024 Annual Meeting, (ii) Mses. Cruz-Rivera and Khaghan, as Ocean Capital’s nominees for the 2023 Annual Meeting, not be treated as “participants” in Ocean Capital’s solicitation of proxies for the 2022 Annual Meeting or the 2024 Annual Meeting, (iii) Mr. McCarthy, as one of Ocean Capital’s nominees for the 2024 Annual Meeting, not be treated as a “participant” in Ocean Capital’s solicitation of proxies for the 2022 Annual Meeting or the 2023 Annual Meeting, and (iv) Mr. Danial, as one of Ocean Capital’s nominees for the 2022 Annual Meeting and the 2024 Annual Meeting, not be treated as a “participant” in Ocean Capital’s solicitation of proxies for the 2023 Annual Meeting.

WHEREAS, when the 2022 Annual Meeting was last reconvened on March 9, 2023, a quorum was present and, as Ocean Capital’s nominees for the 2022 Annual Meeting, Messrs. Danial, Rosenthal and Izquierdo received a plurality of the votes cast;

WHEREAS, when the 2023 Annual Meeting was last reconvened on November 2, 2023, a quorum was present and, as Ocean Capital’s nominees for the 2023 Annual Meeting, Mses. Khaghan and Cruz-Rivera received a plurality of the votes cast;

WHEREAS, when the 2024 Annual Meeting was last reconvened on July 18, 2024, a quorum was present and, as Ocean Capital’s nominees for the 2024 Annual Meeting, Messrs. McCarthy and Danial received a plurality of the votes cast;

WHEREAS, the Fund has refused to recognize the valid election of Messrs. Danial, Rosenthal and Izquierdo at the 2022 Annual Meeting, the valid election of Mses. Khaghan and Cruz-Rivera at the 2023 Annual Meeting and the valid election of Messrs. McCarthy and Danial at the 2024 Annual Meeting;

WHEREAS, Ocean Capital has notified the Fund of its intent to, among other things, renominate Messrs. Rosenthal and Izquierdo for election as Class II directors at the Fund’s 2025 annual meeting of stockholders (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2025 Annual Meeting”);

WHEREAS, Ocean Capital, William Heath Hawk, Ethan A. Danial, Brent D. Rosenthal, José R. Izquierdo II, Roxana Cruz-Rivera, Mojdeh L. Khaghan and Ian McCarthy wish to form a new group (collectively, the “Group”) for the purposes set forth herein;

WHEREAS, Ocean Capital and Messrs. Hawk, Rosenthal and Izquierdo intend to solicit proxies seeking representation on the Fund’s Board of Directors (the “Board”) at the 2025 Annual Meeting and for the purpose of taking all other action necessary to achieve the foregoing;

WHEREAS, it is the parties’ intention that Mses. Cruz-Rivera and Khaghan, as Ocean Capital’s nominees for the 2023 Annual Meeting, Mr. Danial, as one of Ocean Capital’s nominees for the 2022 Annual Meeting and the 2024 Annual Meeting, and Mr. McCarthy, as one of Ocean Capital’s nominees for the 2024 Annual Meeting will not engage in activities related to and will not be treated as “participants” in Ocean Capital’s solicitation of proxies for the 2025 Annual Meeting; and

WHEREAS, in connection with the formation of the Group, the undersigned desire to amend and restate the Second Amended and Restated Agreement as set forth herein.

NOW, IT IS AGREED, this 7th day of March 2025 by the parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Fund. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. Ocean Capital or its representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member at least 24 hours prior to the filing or submission thereof.

2. So long as this agreement is in effect, each of the undersigned shall provide written notice to William Heath Hawk of (i) any of their purchases or sales of securities of the Fund; or (ii) any securities of the Fund over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3. Each of the undersigned agrees to form the Group for the purpose of (i) seeking the enforcement of the results of the 2022 Annual Meeting, the 2023 Annual Meeting and the 2024 Annual Meeting, (ii) soliciting proxies or written consents for proposals submitted to stockholders for approval and the election of the persons nominated by Ocean Capital to the Board at the 2025 Annual Meeting, (iii) taking such other actions as the parties deem advisable and (iv) taking all other action necessary or advisable to achieve the foregoing; provided, however, that (a) Messrs. Rosenthal and Izquierdo, as two of Ocean Capital’s nominees for the 2022 Annual Meeting and 2025 Annual Meeting, shall not be obligated to take any action with respect to the 2023 Annual Meeting or the 2024 Annual Meeting, (b) Mses. Cruz-Rivera and Khaghan, as Ocean Capital’s nominees for the 2023 Annual Meeting, shall not be obligated to take any action with respect to the 2022 Annual Meeting, the 2024 Annual Meeting or the 2025 Annual Meeting, (c) Mr. McCarthy, as one of Ocean Capital’s nominees for the 2024 Annual Meeting, shall not be obligated to take any action with respect to the 2022 Annual Meeting, the 2023 Annual Meeting or the 2025 Annual Meeting and (d) Mr. Danial, as one of Ocean Capital’s nominees for the 2022 Annual Meeting and the 2024 Annual Meeting, shall not be obligated to take any action with respect to the 2023 Annual Meeting or the 2025 Annual Meeting.

4. Ocean Capital shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses.

5. Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth herein (collectively, “Communications”) shall be first approved by Ocean Capital, or its representatives, and by Mr. Hawk to the extent any such Communications refer to his or her, as applicable, credentials or experience, which approval shall not be unreasonably withheld.

6. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Fund, as he or it deems appropriate, in his or its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Fund, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of Delaware.

9. Any party hereto may terminate his or its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Mr. Hawk, c/o: Ocean Capital LLC, [personal information redacted].

10. Each party acknowledges that Ocean Capital shall, in its sole discretion, select and retain counsel for both the Group and Ocean Capital and its affiliates relating to their investment in the Fund.

11. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Ocean Capital LLC

By:	/s/ William Heath Hawk
Name:	William Heath Hawk
Title:	Managing Member

William Heath Hawk

/s/ William Heath Hawk

Ethan A. Danial

/s/ Ethan A. Danial

Brent D. Rosenthal

/s/ Brent D. Rosenthal

José R. Izquierdo II

/s/ José R. Izquierdo II

Roxana Cruz-Rivera

/s/ Roxana Cruz-Rivera

Mojdeh L. Khaghan

/s/ Mojdeh L. Khaghan

Ian McCarthy

/s/ Ian McCarthy

Signature Page to Third Amended

And Restated Joint Filing And

Solicitation Agreement